EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Data Systems Network Corporation on Form S-8 of our report dated May 10, 1995 (relating to the financial statements of Data Systems Network Corporation as of December 31, 1994 and the two years in the period ending Decmeber 31, 1994) appearing in and incorporated by reference in the Annual Report on Form 10-K of Data Systems Network Corporation for the year ended December, 31, 1995.




Deloitte & Touche LLP
Detroit, Michigan

/S/ Deloitte & Touche LLP

May 30, 1996